Exhibit 99.1

HERSHEY ANNOUNCES RECORD SECOND QUARTER RESULTS
FROM OPERATIONS AND  REAFFIRMS EXPECTATIONS FOR 2006

•	Net Sales increase 6.4%

•	Reported Earnings per share $0.41 diluted

•	Earnings per share from operations $0.42 diluted, up 13.5%

HERSHEY, Pa., July 20, 2006 — The Hershey Company (NYSE:HSY) today announced sales and earnings for the second quarter ended July 2, 2006. Consolidated net sales were $1,052,067,000, up 6.4 percent compared with $988,447,000 for the second quarter of 2005. Net income for the second quarter of 2006 was $98,440,000, or $0.41 per share-diluted, compared with $93,223,000 or $0.37 per share-diluted, for the comparable period of 2005.

The results reflect the expensing of employee stock options and other share-based compensation for all periods presented in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, under the modified retrospective application method. Under the modified retrospective application method, the results for 2005 were adjusted and are reported as though stock options granted by the Company had been expensed beginning January 1, 2005.

For the second quarter of 2006, these results, prepared in accordance with generally accepted accounting principles (“GAAP”), include a net pre-tax charge of $2.6 million associated with the previously announced business realignment initiatives to advance the Company’s value-enhancing strategy. Net income from operations, which excludes the net charge for the second quarter of 2006, was $100,250,000, or $0.42 per share-diluted, compared with $93,223,000 or $0.37 per share-diluted in 2005, an increase of 13.5 percent.

Record Second-Quarter Performance

“Hershey’s second quarter results were encouraging,” said Richard H. Lenny, Chairman, President and Chief Executive Officer, “as strong sales growth of 6.4 percent combined with overall solid cost controls delivered a 13.5 percent increase in diluted earnings per share from operations. Hershey’s new product innovation, particularly in the areas of dark chocolate, refreshment, and Kissables, was the major contributor to this sales performance. Seasonal shipments also positively impacted sales during the quarter.”

First Half Results

For the first six months of 2006, consolidated net sales were $2,184,795,000, compared with $2,114,861,000 for the first half of 2005. Net income for the first six months of 2006 was $219,408,000, or $.91 per share-diluted, compared with $206,245,000, or  $0.83 per share-diluted, for the first half of 2005. Excluding a first half pre-tax net charge of $4.4 million related to the Company’s business realignment initiatives, net income for the first six months of 2006 was $222,433,000, or $0.92 per share-diluted.

“Our first half results showed an improvement in net sales trends, a strengthening of Hershey’s marketplace leadership behind our new product platforms and excellent retail execution, and strong profitability” Lenny continued.

“As we enter the second half of 2006, we’re encouraged by our prospects. A combination of new product innovation, solid seasonal programming, and good visibility into our total cost structure will enable us to deliver our full-year objectives. Therefore, we anticipate net sales growth for 2006 to be somewhat above our long-term range of  3-4 percent, and the increase in diluted earnings per share from operations should slightly exceed our long-term expectations of 9-11 percent,” Lenny concluded.

Note: In this sales and earnings release, Hershey has provided income measures excluding certain items described above, in addition to net income determined in accordance with GAAP. These non-GAAP financial measures, as shown in the attached pro forma income statements, are used in evaluating results of operations for internal purposes. These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP. Rather, the Company believes exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations.

During the second half of 2005, the Company recorded pre-tax charges associated with business realignment initiatives of $119.0 million or $0.29 per share-diluted. Net pre-tax charges for business realignment initiatives of $4.4 million or $0.01 per share-diluted were recorded during the first half of 2006. Based on our current estimates, the total cost to implement the business realignment initiatives is expected to be approximately $125 million to $135 million before tax or $0.30 to $0.32 per share-diluted. The business realignment program is expected to be fully completed by the end of 2006.

Live Web Cast

As previously announced, the Company will hold a conference call with analysts today at 8:30 a.m. Eastern Time. The conference call will be web cast live via Hershey’s corporate Website www.hersheys.com.  Please go to the Investor Relations Section of the Website for further details.

Safe Harbor Statement

This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: our ability to implement and generate expected ongoing annual savings from the initiatives to advance our value-enhancing strategy; changes in raw material and other costs and selling price increases; our ability to implement improvements to and reduce costs associated with our supply chain; pension cost factors, such as actuarial assumptions, market performance and employee retirement decisions; changes in our stock price, and resulting impacts on our expenses for incentive compensation, stock options and certain employee benefits; market demand for our new and existing products; changes in our business environment, including actions of competitors and changes in consumer preferences; changes in governmental laws and regulations, including taxes; risks and uncertainties related to our international operations; and such other matters as discussed in our Annual Report on Form 10-K for 2005.

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Media Contact:	Kirk Saville	717-534-7641
Financial Contact:	Mark Pogharian	717-534-7556

The Hershey Company
Summary of Consolidated Statements of Income
for the periods ended July 2, 2006 and July 3, 2005
(in thousands except per share amounts)

	Second Quarter		Six Months
	2006	2005	2006	2005

Net Sales	$1,052,067	$988,447	$2,184,795	$2,114,861

Costs and Expenses:
Cost of Sales	643,375	595,152	1,346,253	1,290,736
Selling, Marketing and Administrative	221,478	226,658	438,272	459,816
Business Realignment Charge, net	4,240	---	7,571	---

Total Costs and Expenses	869,093	821,810	1,792,096	1,750,552

Income Before Interest and Income Taxes (EBIT)	182,974	166,637	392,699	364,309
Interest Expense, net	27,490	20,625	52,693	40,029

Income Before Income Taxes	155,484	146,012	340,006	324,280
Provision for Income Taxes	57,044	52,789	120,598	118,035

Net Income	$98,440	$93,223	$219,408	$206,245

Net Income Per Share - Basic - Common	$0.43	$0.39	$0.95	$0.86
- Basic - Class B	$0.38	$0.35	$0.85	$0.78
- Diluted	$0.41	$0.37	$0.91	$0.83

Shares Outstanding - Basic - Common	175,779	184,362	177,344	185,047
- Basic - Class B	60,817	60,818	60,818	60,824
- Diluted	240,124	248,993	241,644	249,666

Key Margins:
Gross Margin	38.8%	39.8%	38.4%	39.0%
EBIT Margin	17.4%	16.9%	18.0%	17.2%
Net Margin	9.4%	9.4%	10.0%	9.8%

The Hershey Company
Pro Forma Summary of Consolidated Statements of Income
for the periods ended July 2, 2006 and July 3, 2005
(in thousands except per share amounts)

	Second Quarter		Six Months
	2006	2005	2006	2005

Net Sales	$1,052,067	$988,447	$2,184,795	$2,114,861

Costs and Expenses:
Cost of Sales	644,975 (a)	595,152	1,349,452 (a)	1,290,736
Selling, Marketing and Administrative	221,478	226,658	438,272	459,816
Business Realignment Charge, net	--- (b)	---	--- (b)	---

Total Costs and Expenses	866,453	821,810	1,787,724	1,750,552

Income Before Interest and Income Taxes (EBIT)	185,614	166,637	397,071	364,309
Interest Expense, net	27,490	20,625	52,693	40,029

Income Before Income Taxes	158,124	146,012	344,378	324,280
Provision for Income Taxes	57,874	52,789	121,945	118,035

Net Income	$100,250	$93,223	$222,433	$206,245

Net Income Per Share - Basic - Common	$0.43	$0.39	$0.96	$0.86
- Basic - Class B	$0.39	$0.35	$0.86	$0.78
- Diluted	$0.42	$0.37	$0.92	$0.83

Shares Outstanding - Basic - Common	175,779	184,362	177,344	185,047
- Basic - Class B	60,817	60,818	60,818	60,824
- Diluted	240,124	248,993	241,644	249,666

Key Margins:
Adjusted Gross Margin	38.7%	39.8%	38.2%	39.0%
Adjusted EBIT Margin	17.6%	16.9%	18.2%	17.2%
Adjusted Net Margin	9.5%	9.4%	10.2%	9.8%

(a) Excludes business realignment credit of $(1.6) million pre-tax or $(1.0) million after-tax for the second quarter and $(3.2) million pre-tax or $(2.0) million after-tax for the six months.

(b) Excludes business realignment charge of $4.2 million pre-tax or $2.8 million after-tax for the second quarter and $7.6 million pre-tax or $5.0 million after-tax for the six months.

The Hershey Company
Consolidated Balance Sheets
as of July 2, 2006 and December 31, 2005
(in thousands of dollars)

Assets	2006	2005

Cash and Cash Equivalents	$23,485	$67,183
Accounts Receivable - Trade (Net)	369,436	559,289
Deferred Income Taxes	62,638	78,196
Inventories	857,861	610,284
Prepaid Expenses and Other	131,629	93,988

Total Current Assets	1,445,049	1,408,940

Net Plant and Property	1,647,220	1,659,138
Goodwill	489,383	487,338
Other Intangibles	140,004	142,626
Other Assets	590,604	597,194

Total Assets	$4,312,260	$4,295,236

Liabilities and Stockholders' Equity

Loans Payable	$1,323,749	$819,115
Accounts Payable	156,423	167,812
Accrued Liabilities	415,528	507,843
Taxes Payable	2,638	23,453

Total Current Liabilities	1,898,338	1,518,223

Long-Term Debt	752,654	942,755
Other Long-Term Liabilities	409,729	412,929
Deferred Income Taxes	400,718	400,253

Total Liabilities	3,461,439	3,274,160

Total Stockholders' Equity	850,821	1,021,076

Total Liabilities and Stockholders' Equity	$4,312,260	$4,295,236